UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2008

Borland Software Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8303 N. MoPac Expressway, Suite A-300, Austin, Texas		78759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 340-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2008, Borland Software Corporation, a Delaware corporation ("Borland") entered into a lease agreement (the "Lease") with Prominent Northpoint L.P. ("Landlord"), for approximately 45,000 square feet of office space in Austin, Texas. The office space is located at 8310 Capital of Texas Hwy. North, Building Two. This will be the new location of Borland’s headquarters and Borland will exit its current headquarter facilities located at 8303 N. MoPac Expressway, Suite A-300, Austin, Texas.

The term of the Lease is 84 months and will commence on October 1, 2008 (the "Commencement Date") and end on September 30, 2015, with such dates subject to adjustment as provided in the Lease. Under the Lease, the minimum rent payable is approximately $71,250 per month during the first year of the Lease and will increase each year to approximately $104,325 per month in the seventh year of the Lease.

In connection with the Lease, the Landlord agreed to assume all obligations under Borland’s lease for the office space it will vacate, located at 8303 N. MoPac Expressway, Austin, Texas, and further agreed to relieve Borland of its rent and other obligations under such lease, effective on the Commencement Date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

April 24, 2008	By:	/s/ Erik E. Prusch

Name: Erik E. Prusch
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.84	Lease Agreement Between Prominent Northpoint L.P., as Landlord, and Borland Software Corporation, as Tenant, covering the building known as Prominent Pointe Two, located at 8310 Capital of Texas Hwy. North, Building Two, Austin, TX 78731